ARC Document Solutions Reports Results for First Quarter 2017
WALNUT CREEK, CA – (May 2, 2017) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the first quarter ended March 31, 2017.

Financial Highlights:
	Three Months Ended
	March 31,
(All dollar amounts in millions, except EPS)	2017	2016
Net Sales	$98.7	$103.6
Gross Margin	31.2%	32.6%
Net income attributable to ARC	$1.8	$2.6
Adjusted net income attributable to ARC	$1.9	$2.7
Earnings per share - Diluted	$0.04	$0.05
Adjusted earnings per share - Diluted	$0.04	$0.06
Cash provided by operating activities	$6.9	$5.3
EBITDA	$12.8	$14.0
Adjusted EBITDA	$13.6	$14.8
Capital Expenditures	$2.0	$2.5
Debt & Capital Leases (including current), net of unamortized deferred financing fees	$154.3	$167.0
Management Commentary
“As we stated earlier in the year, our transformation effort is progressing,” said K. “Suri” Suriyakumar, Chairman, CEO and President of ARC Document Solutions. “We continue to protect our print revenues while working to accelerate our sales in technology services. We expect these efforts will continue throughout the year. Despite the disruptions caused by our sales team reconfiguration that started in the second half of last year, and shrinking print volumes, we generated strong cash flows and accelerated the reduction of our senior debt.”

“We are maintaining our forecast for 2017, continuing to take into account that the first half of the year will likely remain muted and prudent investments in both print and technology are necessary to drive new growth. Stability in cash generation remains a priority, and the company’s financial health remains sound. We are very confident that our strong cash flows and conservative capital structure will sustain us through our transition,” Mr. Suriyakumar said.

“Sales performance during the period was similar to what we generated in 2016, but we increased cash flows from operations by $1.6 million on a year-over-year basis,” said Jorge Avalos, Chief Financial Officer of ARC Document Solutions. “As such, we used $7 million in excess cash to reduce our senior debt and maintain a healthy leverage ratio of 2.5x. As previously noted, I expect our cash generation performance to remain strong for the remainder of the year.”

2017 First Quarter Supplemental Information:
Net sales were $98.7 million, a 4.7% decrease compared to the first quarter of 2016.

Days sales outstanding in Q1 2017 were 54, compared to 53 days in Q1 2016.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 78% of our total net sales, while customers outside of construction made up approximately 22% of our total net sales.

Total number of MPS locations at the end of the first quarter has grown to approximately 9,680, a net gain of approximately 630 locations over Q1 2016.

Adjusted EBITDA excludes loss on extinguishment of debt, stock-based compensation expense, and restructuring expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended
	March 31,
Services and Product Line	2017	2016
CDIM	51.9%	51.8%
MPS	32.9%	32.1%
AIM	3.3%	3.6%
Equipment and supplies sales	11.9%	12.5%
Outlook
ARC Document Solutions maintained is annual forecast for 2017, anticipating fully-diluted annual adjusted earnings per share to be in the range of $0.24 to $0.29; annual adjusted cash provided by operating activities is projected to be in the range of $49 to $54 million; and annual adjusted EBITDA is forecast to be in the range of $58 million to $63 million.
Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Tuesday, May 2, 2017, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the company's 2017 first quarter. To access the live audio call, dial 888-239-5359. International callers may join the conference by dialing 913-312-1500. The conference ID number is 2465181. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. The webcast of the call will be available at www.e-arc.com for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as "we are confident," “forecast,” "expect," “believe,” "anticipate," "outlook,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	March 31,	December 31,
Current assets:	2017	2016
Cash and cash equivalents	$19,669	$25,239
Accounts receivable, net of allowances for accounts receivable of $2,207 and $2,060	59,659	59,735
Inventories, net	19,755	18,184
Prepaid expenses	4,630	3,861
Other current assets	4,269	4,785
Total current assets	107,982	111,804
Property and equipment, net of accumulated depreciation of $204,724 and $201,192	62,595	60,735
Goodwill	138,688	138,688
Other intangible assets, net	12,102	13,202
Deferred income taxes	41,727	42,667
Other assets	2,220	2,185
Total assets	$365,314	$369,281
Current liabilities:
Accounts payable	$23,514	$24,782
Accrued payroll and payroll-related expenses	8,838	12,219
Accrued expenses	16,284	16,138
Current portion of long-term debt and capital leases	14,680	13,773
Total current liabilities	63,316	66,912
Long-term debt and capital leases	139,660	143,400
Other long-term liabilities	2,214	2,148
Total liabilities	205,190	212,460
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 47,771 and 47,428 shares issued and 46,331 and 45,988 shares outstanding	47	47
Additional paid-in capital	118,619	117,749
Retained earnings	43,819	41,822
Accumulated other comprehensive loss	(3,375)	(3,793)
	159,110	155,825
Less cost of common stock in treasury, 1,440 shares	5,909	5,909
Total ARC Document Solutions, Inc. stockholders’ equity	153,201	149,916
Noncontrolling interest	6,923	6,905
Total equity	160,124	156,821
Total liabilities and equity	$365,314	$369,281

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended
	March 31,
	2017	2016
Service sales	$86,964	$90,635
Equipment and supplies sales	11,767	12,915
Total net sales	98,731	103,550
Cost of sales	67,893	69,813
Gross profit	30,838	33,737
Selling, general and administrative expenses	25,147	26,356
Amortization of intangible assets	1,115	1,313
Restructuring expense	—	2
Income from operations	4,576	6,066
Other income, net	(19)	(23)
Loss on extinguishment of debt	66	46
Interest expense, net	1,555	1,446
Income before income tax provision	2,974	4,597
Income tax provision	1,226	1,969
Net income	1,748	2,628
Loss (income) attributable to the noncontrolling interest	36	(54)
Net income attributable to ARC Document Solutions, Inc. shareholders	$1,784	$2,574
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.04	$0.06
Diluted	$0.04	$0.05
Weighted average common shares outstanding:
Basic	45,639	46,608
Diluted	46,382	47,203

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended
	March 31,
	2017	2016
Cash flows provided by operating activities	$6,942	$5,303
Changes in operating assets and liabilities, net of effect of business acquisitions	5,358	7,809
Non-cash expenses, including depreciation and amortization	(10,552)	(10,484)
Income tax provision	1,226	1,969
Interest expense, net	1,555	1,446
Loss (income) attributable to the noncontrolling interest	36	(54)
Depreciation and amortization	8,254	7,990
EBITDA	12,819	13,979
Loss on extinguishment of debt	66	46
Restructuring expense(1)	—	2
Stock-based compensation	737	772
Adjusted EBITDA	$13,622	$14,799

(1) In October 2012, we initiated a restructuring plan which included the closure or downsizing of the Company's service center locations, as well as a reduction in headcount. Restructuring expenses in 2016 primarily consist of revised estimated lease termination and obligation costs resulting from facilities closed in 2013.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC to unaudited adjusted net income attributable to ARC (In thousands, except per share data) (Unaudited)
	Three Months Ended
	March 31,
	2017	2016
Net income attributable to ARC Document Solutions, Inc.	$1,784	$2,574
Loss on extinguishment of debt	66	46
Restructuring expense	—	2
Income tax benefit related to above items	(26)	(19)
Deferred tax valuation allowance and other discrete tax items	28	108
Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$1,852	$2,711

Actual:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.04	$0.06
Diluted	$0.04	$0.05
Weighted average common shares outstanding:
Basic	45,639	46,608
Diluted	46,382	47,203

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.04	$0.06
Diluted	$0.04	$0.06
Weighted average common shares outstanding:
Basic	45,639	46,608
Diluted	46,382	47,203

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC Document Solutions, Inc. to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended
	March 31,
	2017	2016
Net income attributable to ARC Document Solutions, Inc.	$1,784	$2,574
Interest expense, net	1,555	1,446
Income tax provision	1,226	1,969
Depreciation and amortization	8,254	7,990
EBITDA	12,819	13,979
Loss on extinguishment of debt	66	46
Restructuring expense	—	2
Stock-based compensation	737	772
Adjusted EBITDA	$13,622	$14,799

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended
	March 31,
	2017	2016
Service sales
CDIM	$51,258	$53,665
MPS	32,494	33,231
AIM	3,212	3,739
Total service sales	86,964	90,635
Equipment and supplies sales	11,767	12,915
Total net sales	$98,731	$103,550

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three months ended March 31, 2017 and 2016 to reflect the exclusion of loss on extinguishment of debt, restructuring expense, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three months ended March 31, 2017 and 2016. We believe these charges were the result of the then current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.
We have presented adjusted EBITDA for the three months ended March 31, 2017 and 2016 to exclude loss on extinguishment of debt, restructuring expense and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities
Net income	$1,748	$2,628
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	208	71
Depreciation	7,139	6,677
Amortization of intangible assets	1,115	1,313
Amortization of deferred financing costs	94	118
Stock-based compensation	737	772
Deferred income taxes	1,177	1,749
Deferred tax valuation allowance	(11)	72
Loss on early extinguishment of debt	66	46
Other non-cash items, net	27	(334)
Changes in operating assets and liabilities:
Accounts receivable	(53)	(1,264)
Inventory	(1,534)	(1,568)
Prepaid expenses and other assets	(202)	397
Accounts payable and accrued expenses	(3,569)	(5,374)
Net cash provided by operating activities	6,942	5,303
Cash flows from investing activities
Capital expenditures	(2,012)	(2,505)
Other	132	226
Net cash used in investing activities	(1,880)	(2,279)
Cash flows from financing activities
Proceeds from stock option exercises	68	11
Proceeds from issuance of common stock under Employee Stock Purchase Plan	36	39
Share repurchases	—	(2,733)
Contingent consideration on prior acquisitions	(70)	(65)
Early extinguishment of long-term debt	(8,500)	(4,400)
Payments on long-term debt agreements and capital leases	(3,808)	(3,121)
Borrowings under revolving credit facilities	1,500	—
Payments under revolving credit facilities	(125)	—
Payment of deferred financing costs	—	(30)
Net cash used in financing activities	(10,899)	(10,299)
Effect of foreign currency translation on cash balances	267	105
Net change in cash and cash equivalents	(5,570)	(7,170)
Cash and cash equivalents at beginning of period	25,239	23,963
Cash and cash equivalents at end of period	$19,669	$16,793
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Capital lease obligations incurred	$7,920	$2,865
Contingent liabilities in connection with acquisition of businesses	$—	$104